EX-99.3
Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING SHARES IN THE ASGI AGILITY INCOME FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED JULY 25, 2014

THE OFFER WILL EXPIRE ON AUGUST 21, 2014
AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
ALTERNATIVE STRATEGIES GROUP, INC., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,
EASTERN TIME, ON AUGUST 21, 2014, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

ASGI Agility Income Fund
c/o BNY Mellon TA Alternative Investment RIC Funds
4400 Computer Drive,
Westborough, MA 01581
Phone: (877) 356-9358
Fax: (508) 599-6137

Ladies and Gentlemen:

The undersigned hereby tenders to ASGI Agility Income Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below (the “Shares”), on the terms and conditions set forth in the offer to purchase, dated July 25, 2014 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portion thereof tendered hereby.

Payment of the purchase price for the Shares in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless the undersigned advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment (initial payment in the case of Shareholders tendering all of their Shares) will be based on the unaudited net asset value as of September 30, 2014 of the Shares or portion thereof tendered. When Shares are repurchased by the Fund, Shareholders will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

ASGI Agility Income Fund
Tendered Pursuant to the Offer to Purchase Dated July 25, 2014

TENDER OFFER FORM

Name of Shareholder:
(Please list full account registration name. For IFS Accounts, please be sure to include the Wells Fargo fiduciary capacity as part of the registration – ex. “Wells Fargo Bank as Agent for John Doe Rev Trust”)

Account Number: __________________________

Official Fund Name:     ASGI Agility Income Fund

Type of Request:	☐ Partial Tender ☐ Full Tender

Complete if Partial Tender:

Number of Shares to be Tendered: ____________________________; OR

Tender Amount: ________________________________________                                                                     Effective Date: September 30, 2014

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Memorandum. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this tender request relates, and that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this tender request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Investment of Tender Proceeds in another ASGI-Advised Registered Fund

Shareholders that tender their Class A Shares for repurchase and who reinvest repurchase proceeds in Class A Shares of another registered fund advised by Alternative Strategies Group, Inc. will not be subject to a placement fee with respect to the reinvestment of such proceeds. Accordingly, please check the box below if the undersigned Shareholder intends to invest tender offer proceeds in another registered fund advised by Alternative Strategies Group, Inc. In such event, the undersigned Shareholder acknowledges that no such investment may be made until the undersigned has received and had an opportunity to review the confidential private placement memorandum for any such fund. If the undersigned (1) checks the box below, (2) contacts the Shareholder’s intermediary, (3) obtains and reviews the private placement memorandum of another ASGI-advised registered fund and (4) subsequently invests the proceeds from this tender into another ASGI-advised registered fund, the undersigned will not be subject to any otherwise applicable placement fee with respect to such investment.

☐ I intend to contact my selling broker to inquire about investing the proceeds of this tender into another ASGI-advised registered fund.

ASGI Agility Income Fund
Tendered Pursuant to the Offer to Purchase Dated July 25, 2014

Fax to (508) 599-6137 or Overnight Mail to Alternative Strategies Group, Inc., c/o BNY Mellon TA Alternative
Investment RIC Funds, 4400 Computer Drive, Westborough, MA 01581

Form must be received prior to the deadline

Indicate Date of Transmission________________________________ and Method of Transmission ☐ Fax ☐ Regular Mail ☐ Overnight Mail

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

___________________________________________________	_________________________________________________________________
Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor or Investment Strategist

___________________________________________________	_________________________________________________________________
Print Name of Investor or Investment Strategist	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________________________	_________________________________________________________________
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

___________________________________________________	_________________________________________________________________
Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

_________________________________________________________________
Print Name and Title of Co-signatory
Date: ______________________